THE AMERICAN INSTITUTE OF ARCHITECTS


AIA Document A101

Standard Form of Agreement Between
Owner and Contractor
where the basis of payment is a

STIPULATED SUM
1987 EDITION

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH
AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR
MODIFICATION.

The 1987 Edition of AIA Document A201, (General Conditions of the
Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

This document has been approved and endorsed by The Association of General Contractors of America.


AGREEMENT




made as of the twenty-fifth day of October in the year of Nineteen Hundred and Ninety-five

BETWEEN the Owner: (Name and address)

     Gem Gaming, Inc.
     4330 S. Valley View #102
     Las Vegas, Nevada  89103
     (702) 221-1177, (702) 221-1179 - Fax

and the Contractor: (Name and address)

     Camco Pacific Construction Company, Inc.
     20250 Acacia Street, Suite 200
     Newport Beach, California  92660
     (714) 250-3001, (714) 250-1001 - Fax

The Project is: (Name and location)

     The Reserve, (Casino only)
     Lake Mead Drive @ U.S. Hwy. 95 (777 West Lake Mead Drive)
     Henderson, Nevada

The Architect is: (Name and address)

     Scheurer Architects
     20250 Acacia Street, Suite 260
     Newport Beach, California  92660
     (714) 752-4009, (714) 752-8737 - Fax

The Owner and Contractor agree as set forth below.
>page>

ARTICLE I
THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 9.


ARTICLE 2
THE WORK OF THIS CONTRACT

The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:


ARTICLE 3
DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3.1 The date of commencement is the date from which the Contract Time of Paragraph 3.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

The date of commencement shall be fixed in a Notice to Proceed provided by Gem Gaming, Inc. or it's authorized agent to Camco Pacific Construction Company, Inc. The Notice to Proceed will also act as verification that all funds are in place to complete the project. A Letter of Committment from the Lender will be required to the satisfaction of Contractor and Bonding Company. (Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

3.2 The Contractor shall achieve Substantial Completion of the entire Work not later than (Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)


Two Hundred Eighty-Five (285) calendar days from November 1, 1995 or issuance of footing and foundation permit, whichever is later. If full buidling permit not issued by December 15, 1995, the timing shall be extended for the number of days the permit is delayed.


, subject to adjustments of this Contract Time as provided in the Contract Documents. (Insert provisions, if any, for liquidated damages relating to failure to complete on time.)

ARTICLE 4
CONTRACT SUM

4.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum of Seven Millio forty Seven Thousand Four Hundred Thirty Four Dollars ($7,047,434), subject to additions and deductions as provided in the Contract Documents

4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner: (State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)


















4.3 Unit prices, if any, are as follows:

ARTICLE 5
PROGRESS PAYMENTS

5.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

5.2 The period covered by each Application for Payment shall be one calendar month ending on the last day or the month, or as follows;










5.3 provided an Application for Payment is received by the Architect not later than the fifth day of a month, the Owner shall make payment to the Contractor not later than the twentieth
(20th) day of the same month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than ten days after the Architect receives the Application for Payment.

5.4 Each Application for Payment shall be based upon the schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work and be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

5.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

5.6 Subject to the provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

5.6.1. Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the total Contract Sum allocated to that portion of the Work in the schedule of values, less retainage of ten percent (10%). Pending final determination of cost to the Owner of changes in the Work, amounts not in the dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Contract Sum has not yet been adjusted by Change Order;

5.6.2 Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of zero percent (0%);

5.6.3 Subtract the aggregate of previous payments made by the Owner; and

5.6.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

5.7 The progress payment amount determined in accordance with Paragraph 5.6 shall be further modified under the following circumstances:

5.7.1 Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to Ninety Five percent
(95%) of the Contract Sum, less such amounts as the Architect shall determine for incomplete Work and unsettled claims; and

5.7.2 Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Subparagraph 9.10.3 of the General Conditions.

5.8 Reduction or limitation of retainage, if any, shall be as follows: (If it is intended, prior to Substantial Completion of the entire Work, to reduce or limit the retainage resulting from the percentages inserted in Subparagraphs 5.6.1 and 5.6.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

10% Retention shall be withheld for the first 50% of the Contract amount. At such time no additional retention withheld.

ARTICLE 6
FINAL PAYMENT

Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when
(1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct nonconforming Work as provided in Subparagraph 12.2.2 of the General Conditions and to satisfy other requirements, if any, which necessarily survive final payment; and (2) a final Certificate for Payment has been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

A. In no event shall final payment be made to Contractor unless all certificates of occupancy have been issued for the project.












ARTICLE 7
MISCELLANEOUS PROVISIONS

7.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located. (Insert rate of interest agreed upon, if any.)
          10% per annum (.83/month)

7.2B The terms of this Agreement are subject to the review and approval of Bank of America Nevada (BAN) and BA Construction Services and the Contractor's Bonding company. The parties agree to work with BAN and Bonding company to make changes to the contract as may be required by BAN and Bonding Compay, if possible and agreeable to the parties.


(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

7.3 Other provisions:

Retention to be released in its entirety thirty (30) days after installation of work for the follwing items: Structural Steel, Joists, Steel Trusses, Masonry & Concrete and metal decking. In no evenht shall retention be released unless all certificates of occupancy have been issued for the project.


7.4 See first Addendum for additional/clarifying terms and conditions.









ARTICLE 8
TERMINATION OR SUSPENSION

8.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of the General Conditions.

8.2.1 The Work may be suspended by the Owner as provided in
Article 14 of the General Conditions.


ARTICLE 9
ENUMERATION OF CONTRACT DOCUMENTS

9.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

9.1.1 The Agreement is this executed Standard Form of Agreement
Between Owner and Contractor, AIA Document A1Ol, 1987 Edition.

9.1.2 The General Conditions are the General Conditions of the
Contract for Construction, AIA Document A201, 1987 Edition.

9.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated _________________, and are as follows:

Document                           Title
Pages


     No Project Manual Included





9.1.4 The Specifications are those contained in the Project
Manual dated as in subparagraph 9.1.3, and are as follows:
(Either list the Specifications here or refer to an Exhibit attached to this Agreement.)

Section                            Title
Pages


     No Project Specifications Included

9.1.5 The Drawings are as follows, and are dated
_____________________ unless a different date is shown below:
(Either list the Drawings here or refer to an Exhibit attached to this Agreement.)

Number                             Title
Date


     See Attached "List of Drawings"














9.1.6 The addenda, if any are as follows:

Number                             Date
Pages


First Addendum to Contractor's Agreement














Portions of addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 9.

9.1.7 Other documents, if any, forming part of the Contract Documents are as follows: (List here any additional documents which are intended to form part of the Contract Documents. The General conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)























This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.


OWNER                                        CONTRACTOR

/s/ Michael V. Villamor                  /s/ Dewain E. Campbell
(Signature)                                  (Signature)

     Michael V. Villamor, President      Dewain E. Campbell
     Gem Gaming, Inc.                             President
(Printed name and title)                 (Printed name and title)

CAUTION: You should sign an original AIA document which has this caution printed in red. An original assures that changes will not be obscured as may occur when documents are reproduced.

                   THE RESERVE HOTEL & CASINO
                        LIST OF DRAWINGS


NUMBER    TITLE                                        DATE

2         Horizontal Control Plan                      6/12/95
A2.1      First Floor Plan - Casino                    8/22/95
A2.2      Second Floor Plan - Casino                   8/22/95
A2.3      Partial First Floor Plan - Casino            8/22/95
A2.4      Partial First Floor Plan - Casino            8/22/95
A2.5      Partial First Floor Plan - Casino            8/22/95
A2.6      Partial First Floor Plan - Casino            8/22/95
A2.7      Partial Second Floor Plan - Casino           8/22/95
A2.8      Partial Second Floor Plan - Casino           8/22/95
A2.9      Partial Second Floor Plan - Casino           8/22/95
A2.16     Exterior Elevations - Casino                 8/22/95
A2.17     Exterior Elevations - Casino                 8/22/95
A2.18     Casino/Tower - Roof Plan                     8/22/95
A2.19     Building Sections - Casino                   8/22/95
A3.1      Tower - First/Typical Plans                  8/22/95
A3.2      Tower - Tenth Floor Plan                     8/22/95
A3.3      Tower - Enlarged Plans                       8/22/95
A3.6      Tower - East Elevation                       8/22/95
A3.7      Tower - West Elevation                       8/22/95
A3.8      Tower - North/South Elevations               8/22/95
A3.9      Tower - Section                              8/22/95
A3.10     Tower - Stair Sections                       8/22/95
A3.12     Tower - Enlarged Plans                       8/22/95
S.1       Typical Details                              2/27/95
S.2       General Notes                                7/10/95
S.3.1     Casino Foundation Plan                       7/31/95
S.3.2     Casino Upper Level Framing Plan              7/31/95
S.3.3     Casino Roof Framing Plan                     7/31/95
S.4.1     Tower (Phase I) Foundation Plan              7/18/95
S.4.2     Tower (Phase I) 2nd-10th Floor & Roof
               Framing Plan                            7/10/95
S.5       Casino Sections                              7/31/95
S.7.1     Casino Grade BM and Brace Frame Elevations   7/31/95
S.7.2     Casino Grade BM and Brace Frame Elevations   7/31/95
S.9.1     Tower Shear Wall Elevations                  7/31/95
S.9.2     Tower Shear Wall Elevations                  7/31/95
S.10.1    Casino Details                               7/31/95
S.10.2    Casino Details                               7/31/95
S.11.1    Tower Details                                7/17/95






            FIRST ADDENDUM TO CONTRACTOR'S AGREEMENT
                            (CASINO)

           This First Addendum ("First Addendum") to the General Contractor Agreement is made this 25th day of October, 1995 by and between Gem Gaming, Inc., a Nevada corporation ("Owner") and Camco Pacific Construction Company, Inc., a California corporation ("Contractor").

                        R E C I T A L S

           A. Owner and Contractor entered into an agreement dated _________________, 1995 (the "Agreement") whereby
Contractor agreed to perform various general contractor services for Owner in Owner's development of a hotel/casino and related improvements in Henderson, Nevada (the "Project").

           B. The parties desire to provide for additional provisions to the Agreement as set forth in this First Addendum.

          NOW, THEREFORE, the parties agree as follows:

           1. Definitions. All capitalized terms used herein and not otherwise defined shall be accorded the meanings set forth in the Agreement.

           2. Construction Budget. Contractor warrants and agrees that the budget for the construction of the Project shall not exceed the following:

           (a) Contractor shall construct the Casino and public facility areas at the cost not to exceed $66.49 square foot
     (which  consists of approximately 106,000 +/- square  feet).
     Total cost is $7,047,434.

           (b) Owner and Contractor shall work diligently to bring this Project in "on budget" as shown above. It is expressly understood that such project requires the cooperation of all parties to assure that the Project does
     not   over budget.

           3. Proof of Financing. Owner shall provide to Contractor and Bonding Company an acceptable "Proof of Financing" document that guarantees sufficient funds are available to meet the obligations of the Contract, including potential Change Orders.

           4. Late Penalty. Owner and Contractor acknowledge and agree that if the Project is not substantially complete and ready for the purpose intended in accordance with Article 3 of the Construction Contract that damages to Owner would be difficult to calculate and the parties agree to set forth a specific sum in the event of such an occurrence. Contractor shall be responsible for the per day amounts described below payable to Owner as total liquidated damages for each day the Project is not substantially complete and ready for the purpose intended. Such liquidated damages shall include any and all damages, including but not limited to actual and consequential damages (Owner does not waive any of its rights or remedies under the First Addendum or General Contractor Agreement by this liquidated damages provision).

                                    LATE PENALTY

          a.   1-15 days late        $1,000/day
          b.   16-30 days late
                                     $2,000/day  for those  days
                                      over 15 days
          c.    > 30 days late
                                      $2,500/day  for those  days
                                      over 30 days

           5. Contractor Coordination. Contractor agrees to provide the following services, in addition to those that may be provided for in the Agreement, as part of the basic services of
Contractor:

          (a)  Contractor shall be responsible for mechanical and
     plumbing  engineering.   Contractor  shall  coordinate  with
     electrical engineer, previously hired by Owner. Contractor shall assume responsibility for electrical design.

          (b)  Contractor shall coordinate and interface with all
     architectural   and   engineering  disciplines   and   other
     disciplines working on the Project.

           6. Performance of Contractor Services. All services of Contractor shall be performed to the satisfaction of Owner, as per standards of the industry.

          7. Reaffirmation of Agreement. The Agreement, except as modified by this First Addendum, is reaffirmed in its entirety. If there is any inconsistency between the Agreement and this First Addendum the terms of the First Addendum shall control.

           8.    Exclusions.   The following  shall  not  be  the
responsibility of Contractor:

           (a)   Architectural and Engineering  Fees  except  for
     Mechanical and Plumbing Engineering Fees.

          (b)  Sewer and water assessments.

           (c) City of Henderson Building Inspectors, plan check fees, transportation tax, building permits, development fees, connection fees, special inspections testings and regular inspections.

          (d)  Furnishings.

          (e)  Carpeting (Contractor shall install only).

           (f) Interior decor and exterior decor, including stonework (Contractor shall install all drywall and drywall soffits in the casino, including raised walks).

           (g) Wall coverings and floor coverings (Contractor shall install only).

          (h)  Power Company charges.

          (i)  Installation of gaming equipment.

          (j)  Signs.

          (k) Special plumbing and electrical fixtures (standard fixtures included in base contract).

           (l) Bar and kitchen equipment (Contractor shall do rough installation to all equipment locations with all utilities in slab).

           (m) All site work specifically including, but not limited to, grading, paving, site utilities (wet and dry), landscaping, storm drain, site lighting, bollards, benches, etc. Such may be added through change order at option of Owner. Contractor shall coordinate and interface with such disciplines.

           (n) All exterior shapes, domes, caps, etc., shall be provided by Owner (Contractor shall provide all stucco system for same).

           (o) Specialty systems (public address, computers, sound, keno, bingo, T.V. (cable and closed circuit), telephone, security and surveillance, etc.). (Contractor shall install/supply conduit and power for all specialty systems).

          (p) Swimming pool, spa and related work (Contractor to coordinate only).

           (q) Handling of any existing on-site toxic/hazardous materials.

          (r) Building illumination or signs (power only included).

          (s)  Concealed fire sprinkler heads.

          (t) Site utilities (Contractor to provide utilities 5' from structure to connect with utilities installed during site work).

          (u)  Elevator cab interior finishes.

            (v)   Gaming  equipment,  tables  and  slot  machines
     (Contractor to install/provide all conduit, walker duct, power, etc.).

          (w)  Property insurance.

          (x)  Window coverings.

          (y)  Handicap lift.

           (z) Porte Cocheres. Such may be added through change order at option of Owner.

          (aa) Fire/life safety package.

           (bb) Tenant improvement work at executive office areas of casino.

            9. Condition of Documents. It is expressly understood that the Contract documents, including Plans and Specifications, are incomplete as of the execution date of this Contract. Should such documents substantially change as a result of changes beyond the control of the Contractor (Architect, Engineer, Governmental Agency, or the Owner) a Change Order shall be issued modifying Contract sum, either deductive or additive. Project Architect shall be 100% complete with all documents no later than December 1, 1995. If not, project delays will occur at cost of such shall be borne by owner.

           10. Changes Orders. Should Scope of the Work change, Contractor shall receive a Change Order, either deductive or additive. Should a Change Order be additive, Contractor shall be entitled to a 10% fee, above all direct and indirect costs. Any such Change Order may cause schedule modifications, resulting in overall substantial completion date modifications.

           11. Time is of the Essence. Owner and Contractor mutually agree that time is of the essence of this Contract and shall work diligently to meet the substantial completion dates. Owner shall be responsible to get timely cooperation from Architects, Engineers and Consultants that are under its control.

          12. Contract Control. It is understood by all parties that BA Construction Services shall serve as contract control agent. All parties shall work diligently to provide any required information in a timely manner so as to avoid delays in processing of Progress and Final Payments.

          13. Complimentary Contracts. Owner and Contractor are entering into two separate contracts for the construction of The

Reserve   Hotel/Casino.  Such  two  contracts  are  intended   to
compliment one another so as to provide one complete Project consisting of the Hotel and Casino.

           14. Presumption. This Agreement nor any section of this Agreement shall be construed against any party due to the fact that the Agreement or any section of it was drafted by said party.

           IN WITNESS WHEREOF, the parties have signed this First
Addendum the date and year first above written.


OWNER:                        CONTRACTOR:

GEM GAMING, INC.,             CAMCO PACIFIC CONSTRUCTION, INC..
A NEVADA CORPORATION          A CALIFORNIA CORPORATION

By:   /s/ Michael V. Villamor By:      /s/ Dewain E. Campbell

    Michael V. Villamor,         Dewain E. Campbell,
    President                    President